UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 23, 2008

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

000-27778	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NW, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     Amendments to Employment Agreements and Arrangements

     On December 23, 2008, the compensation committee of the board of directors of Premiere Global Services, Inc. approved and we entered into amendments to the employment agreements or arrangements with each of our named executive officers: Boland T. Jones, our Chief Executive Officer; Theodore P. Schrafft, our President; David Guthrie, our Chief Technology Officer; and Michael E. Havener, our Chief Financial Officer, for the purpose of bringing such agreements or arrangements into documentary compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

     The foregoing description of these amendments is qualified in its entirety by the terms of the amendments, which are filed herewith as Exhibits 10.1 through 10.4 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Third Amendment to Fourth Amended and Restated Executive Employment Agreement between Boland T. Jones and the Registrant dated December 23, 2008.

Exhibit 10.2	Third Amendment to Amended and Restated Employment Agreement between Theodore P. Schrafft and the Registrant dated December 23, 2008.

Exhibit 10.3	First Amendment to Amended and Restated Employment Agreement between David Guthrie and the Registrant dated December 23, 2008.

Exhibit 10.4	Amendment to Employment Letter between Michael E. Havener and the Registrant dated December 23, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: December 23, 2008	By:	/s/ Scott Askins Leonard

Scott Askins Leonard
Senior Vice President – Legal,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit 10.1	Third Amendment to Fourth Amended and Restated Executive Employment Agreement between Boland T. Jones and the Registrant dated December 23, 2008.

Exhibit 10.2	Third Amendment to Amended and Restated Employment Agreement between Theodore P. Schrafft and the Registrant dated December 23, 2008.

Exhibit 10.3	First Amendment to Amended and Restated Employment Agreement between David Guthrie and the Registrant dated December 23, 2008.

Exhibit 10.4	Amendment to Employment Letter between Michael E. Havener and the Registrant dated December 23, 2008.